UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 17, 2003

Rome Bancorp, inc.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-27481 (Commission File Number)	16-1573070 (IRS Employer Identification No.)

100 West Dominick Street, Rome, New York 13440-5810

(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (315) 336-7300

Not Applicable

(Former name or former address, if changed since last report)

Item 1-4. Not applicable.

Item 5. Other Events

On October 17, 2003, Rome Bancorp, Inc., the holding company for The Rome Savings Bank, issued a news release announcing that the Boards of Directors of the Company and the Bank and the Board of Trustees of Rome, MHC adopted a Plan of Charter Conversion pursuant to which the Bank and the MHC will convert to federal charters.

Item 6. Not applicable.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

(a) No financial statements are required to be filed with this Report.

(b) No pro forma financial information is required to be filed with this Report.

(c) The following exhibit is filed with this Report:

Exhibit No. Description

99.1 Press release issued by Rome Bancorp, Inc. on October 17, 2003 announcing the adoption of the Plan of Charter Conversion.

Items 8-12. Not applicable.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Rome Bancorp, inc.

By:

Name: Charles M. Sprock

Title: President and Chief Executive Officer

Date: October 17, 2003

EXHIBIT INDEX
Exhibit No.	Description
99.1	Press Release dated October 17, 2003.